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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-4, to be filed on or around March 8, 2000, of our reports dated February 20, 1997, on the Consolidated Financial Statements of MFS Communications Company, Inc. included in MCI WORLDCOM, Inc.'s Current Report on Form 8-K dated August 25, 1996, as amended by Form 8-K/A filed on December 19, 1997, and to all references to our Firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

Omaha, Nebraska,

March 8, 2000